UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2021, Orion Group Holdings, Inc. (“the Company”) separately entered into an employment agreement amendment with each of Mark R. Stauffer, President and Chief Executive Officer, and Peter R. Buchler, Executive Vice President, Chief Administrative Officer and General Counsel of the Company.  In each case, this was the fourth amendment (the “Fourth Amendment”) to the original employment agreement dated January 1, 2015. The amendments include the following material provisions for each named executive officer:

Mark R. Stauffer

The Fourth Amendment changed the agreements annual automatic renewal and extension date of December 31st to September 30th, however contained no other material changes.

Peter R. Buchler

The Fourth Amendment changed the agreements annual automatic renewal and extension date of March 31st to September 30th, however contained no other material changes.

The foregoing descriptions of the Fourth Amendments are summaries only and are qualified in their entirety by reference to the terms of the respective documents, which are filed as exhibits to, and incorporated by reference into, this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears below, and is incorporated by reference into, this report.

Exhibit Index

Exhibit No.	Description
10.1	Fourth Amendment to Employment Agreement by and between Orion Group Holdings, Inc. and Mark R. Stauffer, effective June 30, 2021.
10.2	Fourth Amendment to Employment Agreement by and between Orion Group Holdings, Inc. and Peter R. Buchler, effective June 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: July 2, 2021	By:	/s/ Mark R. Stauffer
President and Chief Executive Officer